INVESTMENT ADVISORY AGREEMENT

                                 by and between

                           OLD FIELD MASTER FUND, LLC
                                      AND
                    MARWOOD ALTERNATIVE ASSET MANAGEMENT LLC

   AGREEMENT made as of the 23rd day of August, 2006 between Marwood Alternative Asset Management LLC, a limited liability company organized under the laws of the State of Delaware (the "Adviser"), and Old Field Master Fund, LLC, a limited liability company organized under the laws of the State of Delaware (the "Company").

                                    RECITALS

      WHEREAS, the Company is engaged in business as a closed-end, non-diversified, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Adviser is engaged in the business of rendering investment management and advisory services and is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Company desires to retain the Adviser to render management and investment advisory services in the manner and on the terms and conditions hereinafter set forth; and

      WHEREAS, the Adviser desires to be retained to perform services on said terms and conditions;

   NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF THE ADVISER.
   ---------------------------

   The  Board  of  Managers  of  the  Company  (collectively   the  "Board"  and
individually a "Manager") hereby appoints the Adviser to act as manager and investment adviser for the Company for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. DUTIES AND RESPONSIBILITIES OF THE ADVISER.
   -------------------------------------------

   (a)Investment Advisory Services.

   The Adviser shall:

   (i) develop, implement and supervise a continuous investment program for the Company in a manner consistent with the investment objectives and policies of the Company;

   (ii) provide advice and recommendations to the Company with respect to its investments, investment policies and purchases and sales of securities and other assets;

   (iii)arrange for the purchase and sale of such securities and assets with the Company's administrator;

   (iv) specifically allocate Company assets among investment entities, including hedge funds, and separate accounts ("Portfolio Funds"), cash and other securities and investments and regularly evaluate each Portfolio Fund to determine whether its investment program is consistent with the Company's investment objective, and regularly evaluate whether each Portfolio Fund's performance and other criteria the Adviser deems applicable are satisfactory;

   (v) specifically reallocate Company assets among Portfolio Funds, redeem the Company's investments with Portfolio Funds and select additional Portfolio Funds subject in each case to the ultimate supervision of, and any policies established by, the Board; and

   (vi) take such further action as it shall deem necessary or appropriate in its capacity as Adviser.

   The Adviser is authorized, subject to the approval of the Board and interest holders of the Company (the "Interestholders"), to retain one of its affiliates to provide any or all of the investment advisory services required to be provided to the Company or to assist the Adviser in providing these services, subject to the requirement that the Adviser supervise the rendering of any such services to the Company by its affiliates. The Adviser also may, subject to Board approval and supervision and, if required in the 1940 Act, the approval of Interestholders, retain one or more sub-advisers that are not affiliated with the Adviser, subject to the Adviser's supervision.

   (b)  Reports to the Company.

   The Adviser shall furnish to, or place at the disposal of, the Company such information, reports, evaluations, analyses and opinions as the Company may, at any time or from time to time, reasonably request or as the Adviser may deem helpful to the Company.

   (c) Administration Services, Personnel, Office Space, and Facilities of Adviser.

   The Adviser, at its own expense, shall furnish or provide and pay the cost of: accounting and legal support services; provision of office space, personnel, telephone and utilities; general supervision of the entities that are retained by the Company to provide accounting services, investor services and custody services to the Company; assisting in the drafting and updating of the Company's registration statement, including its offering memorandum; reviewing, approving and assisting in the preparation of regulatory filings with the Securities and Exchange Commission (the "Commission") and state securities regulators and other Federal and state regulatory authorities; preparing reports to and other informational materials for members of the Company ("Members") and assisting in the preparation of proxy statements and other Member communications; monitoring the Company's compliance with Federal and state regulatory requirements (other than those relating to investment compliance); reviewing accounting records and

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

financial reports of the Company, assisting with the preparation of the financial reports of the Company and acting as liaison with the Company's administrator, legal counsel and independent auditors; assisting in the preparation and filing of Company tax returns; assisting, coordinating and organizing meetings of the Board and meetings of Members as may be called by the Board from time to time; preparing materials and reports for use in connection with meetings of the Board; maintaining and preserving those books and records of the Company not otherwise required to be maintained by the Company's other administrator or custodian; reviewing and arranging for payment of the expenses of the Company; assisting the Company in conducting periodic repurchases of interests in the Company ("Interests"); and such other services that the Company and Adviser shall agree to from time to time, as the Adviser requires in the performance of its investment advisory and other obligations under this Agreement.

3. ALLOCATION OF EXPENSES.
   -----------------------

   (a)  Expenses Paid by Adviser.

   The Adviser shall bear the cost of rendering the investment management and supervisory services and administration and other services set forth in paragraph 2(c).

   (b)  Expenses Paid by the Company.

   The Company assumes and shall pay or cause to be paid all other expenses of the Company, including, without limitation: all costs and expenses directly related to portfolio transactions and positions for the Company's account, including, but not limited to, brokerage commissions; redemption fees; fees paid to the underlying Portfolio Funds' management, including management and performance fees or allocations, if any; research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, borrowing charges on amounts borrowed to pay redemptions, dividends on securities sold but not yet purchased, custodial fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends and indirect expenses from investments in portfolio securities; all costs and expenses associated with the registration of the Company under, and compliance with, any applicable federal or state laws; attorneys' fees and disbursements associated with updating the Company's registration statement, offering memorandum and other offering related documents; Board compensation; the costs and expenses of holding meetings of the Board and any meetings of Interestholders of the Company, including legal costs associated with the preparation and filing of proxy materials; the fees and disbursements of the Company's counsel, legal counsel to the Company, legal counsel to the Board Managers who are not "interested persons" (as that term is defined in the 1940 Act) of the Company or the Adviser ("Independent Managers"), independent accounts for the Company and other consultants and professionals engaged on behalf of the Company; accounting and auditing expenses; the management and services fees paid by the Company to the Adviser; the fees payable to various service providers including, but not limited to, Company's administrator, custodian and auditors pursuant to the Company's agreements with those providers; the costs of a fidelity bond and any liability insurance obtained on behalf of the Company, the Board, its officers, or the Adviser; all costs and expense of preparing, setting in type, printing and distributing reports and other communications to the Interestholders of the Company; all expenses of computing the Company's net asset value, including any equipment or services obtained for these purposes; all charges for equipment or services used in communicating information

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

regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; any extraordinary expenses it may incur, including any litigation expenses, subject to Board approval; and such other types of expenses as may be approved from time to time by the Board.

4. COMPENSATION.
   ------------

   (a)  Management Fee.

   For the services and facilities to be provided by the Adviser as provided in Paragraphs 2 and 3(a) hereof, the Company shall pay to the Adviser a fee computed at the annual rate of 1.5% of the aggregate value of its outstanding Interests determined as of the last day of each month and payable each calendar quarter before any repurchases of Interests. The management fee shall be paid promptly after the end of each such quarter.

   (b)  Proration.

   In the event this Agreement is terminated as of a date other than the last day of any quarter, the Company shall pay the Adviser a pro rata portion of the amount that the Company would have been required to pay, if any, had this Agreement remained in effect for the full quarter.

5. COMPANY TRANSACTIONS.
   ---------------------

   In connection with the management of the investment and reinvestment of the assets of the Company, the Adviser is authorized to select broker-dealers that will execute purchase and sale transactions for the Company and is directed to use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors it deems relevant, including the breadth of the market and the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the terms and conditions, if any, with respect to the Company's investment.

6. OWNERSHIP OF RECORDS.
   ---------------------

   All records required to be maintained and preserved by the Company pursuant to the provisions of rules or regulations of the SEC under Section 31(a) of the 1940 Act and maintained and preserved by the Adviser on behalf of the Company are the property of the Company and will be surrendered by the Adviser promptly upon request by the Company.

7. RELATIONS WITH THE COMPANY.
   ---------------------------

   Subject to, and in accordance with, the Limited Liability Company Agreement ("LLC Agreement") of the Company, it is understood that the Board Managers, Interestholders and agents of the Company are or may be interested in the Adviser (or any successor thereof) as managers, Interestholders or otherwise, that managers, Interestholders or agents of the Adviser are or may be interested in the Company as Board managers or Interestholders or otherwise, that the Adviser (or any such successor) is or may be interested in the Company as an Interestholder or otherwise and that the effect of any such Interests shall be governed by the LLC Agreement.

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

8. LIABILITY OF THE ADVISER.
   -------------------------

   In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder,
(b) reckless disregard by the Adviser of its obligations and duties hereunder, or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), the Adviser shall not be subject to any liability whatsoever to the Company, or to any Member for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Company.

9. INDEMNIFICATION.
   ----------------

   (a)  To  the  fullest  extent permitted by law, the Company shall, subject to
Section 9(c) of this Agreement, indemnify the Adviser (including for this purpose each officer, director, partner, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, the Adviser, and their respective executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an "indemnitee") against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been Adviser to the Company, or the past or present performance of services to the Company in accordance with this Agreement by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further appeal may be taken in any action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 9 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 9.

   (b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Company in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Company amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 9(a) of this Agreement, so long as (i) the indemnitee provides security for the undertaking,
(ii) the  Company is insured by or on behalf of the  indemnitee  against  losses

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

arising by reason of the indemnitee's failure to fulfill his, her or its undertaking, or (iii) a majority of the Independent Managers of the Company (excluding any Manager who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines based on a review of readily available facts (as opposed to a full trial-type inquiry) that reason exists to believe that the indemnitee ultimately shall be entitled to indemnification.

   (c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office, indemnification shall be provided in accordance with Section 9(a) of this Agreement if (i) approved as in the best interests of the Company by a majority of the Independent Managers (excluding any Manager who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Company and that the indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office, or (ii) the Managers secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that indemnification would not protect the indemnitee against any liability to the Company or its Members to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office.

   (d) Any indemnification or advancement of expenses made in accordance with this Section 9 shall not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 9 it shall be a defense that, and in any suit in the name of the Company to recover any indemnification or advancement of expenses made in accordance with this Section 9 the Company shall be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken that, the indemnitee has not met the applicable standard of conduct described in this Section 9. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 9, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 9 shall be on the Company (or on any Member acting derivatively or otherwise on behalf of the Company or its Members).

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

   (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 9 or to which he, she or it may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

   (f) The rights of indemnification provided in this Section 9 shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 9 shall affect the power of the Company to purchase and maintain liability insurance on behalf of the Adviser or any indemnitee.

10. DURATION AND TERMINATION OF THIS AGREEMENT.
    -------------------------------------------

   (a)  Duration.

   This Agreement shall be executed and become effective on the first date upon which the Agreement shall have been approved by a majority of the outstanding voting interest as the term is defined in the 1940 Act) of the Company. Unless terminated as herein provided, this Agreement shall remain in full force and effect through August 23, 2008 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually by either, the Board, including a majority of the Independent Managers (who are not a party to this) cast in person at a meeting called for the purpose of voting on such approval or by a vote of a majority of the outstanding voting interests (as defined in the 1940 Act) of the Company.

   Any approval of this Agreement by the holders of a majority of the outstanding interests (as defined in the 1940 Act) of the Company shall be effective to continue this Agreement notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding interests of the Company affected thereby, and (b) that this Agreement has not been approved by the vote of a majority of the outstanding interests of the Company, unless such approval shall be required by any other applicable law or otherwise.

   (b)  Termination.

   This Agreement may be terminated at any time, without payment of any penalty, by vote of the Board or by vote of a majority of the outstanding interests (as defined in the 1940 Act) of the Company or by the Adviser, on sixty (60) days' written notice to the other party.

   (c)  Automatic Termination.

   This Agreement shall automatically terminate in the event of its "assignment" (as defined in the 1940 Act and rules thereunder) if consent to such assignment is not obtained in accordance with subsection (d).

   (d)  Transfer or Assignment

   This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting interests of the Company or series (if any).

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

11. SERVICES NOT EXCLUSIVE.
    -----------------------

   The services of the Adviser to the Company hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

12.  USE OF NAMES.
     -------------

   The Adviser may act as investment adviser for any other person, firm or corporation and use the name "Marwood" or "Old Field" in connection with other investment companies, registered or unregistered, for which it or its affiliates may act as investment adviser or general distributor. If the Adviser shall no longer act as investment adviser of the Company, the Adviser may withdraw the right of the Company to use the name "Marwood" and/or "Old Field" as part of its name, or in any other manner.

13.  MISCELLANEOUS.
     --------------

   (a)  Amendment of Agreement.

   No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved in the manner required by the 1940 Act and rules thereunder or in accordance with exemptive or other relief granted by the SEC or its staff.

   (b)  Severability.

   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

   (c)  Governing Law.

   This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

   (d)  Counterparts.

   This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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

   (e)  Headings.

   The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

   (f)  Entire Agreement.

   This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

   (g)  Notices.

   Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand, on the date indicated as the date of receipt on a return receipt, or at a time of receipt if sent to the other party at the principal office of such party or by regular mail, commercially delivered.

   (h)  Liability of the Board of Managers and Interestholders.

   Any obligations of the Company under this Agreement are not binding upon the Board of Managers or the Company's Interestholders individually but are binding only upon the assets and property of the Company. The Adviser represents that it has notice of the provisions of the Limited Liability Company Agreement of the Company disclaiming Member and Manager liability for acts and obligations of the Company.

   (i)  Form ADV; Company Changes.

   The Company acknowledges receiving Part II of the Adviser's Form ADV. The Adviser covenants that it will notify the Company of any changes in the membership of its officers within a reasonable time after such change.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


Old Field Master Fund, LLC

By:    /s/ Michael Wasserman
       ---------------------
Name:  Michael Wasserman
Title: Secretary


Marwood Alternative Asset Management LLC

By:    /s/ John T. Moore
       -----------------
Name:  John T. Moore
Title: President

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